UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 13, 2011

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

(exact name of registrant as specified in charter)

Maryland	000-51199	42-1579325
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

2901 Butterfield Road, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (630) 218-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Appointment of Officers.

On December 13, 2011, the board of directors (the "Board") of Inland Western Retail Real Estate Trust, Inc. (the "Company") appointed Angela Aman to serve as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective January 1, 2012.  Ms. Aman, age 32, has served as director of capital markets of the Company since August 4, 2011.  Prior to joining the Company, Ms. Aman was a Portfolio Manager with RREEF, the real estate investment management business of Deutsche Bank.  As part of their North American investment group, she focused on retail and regional mall companies.  Ms. Aman started her career in investment banking at Deutsche Bank, where she spent four years with the real estate group underwriting debt and equity offerings, as well as advising clients on mergers and acquisitions and additional strategic transactions.  Ms. Aman received her B.S. in Economics from The Wharton School of The University of Pennsylvania.

There is no arrangement or understanding between Ms. Aman and any other person pursuant to which Ms. Aman was appointed as an officer.  Ms. Aman will continue to receive annual base salary (which will become $285,000 per annum due to her increased responsibilities, effective January 1, 2012) and participate in other incentive compensation programs available to officers of the Company.  There are currently no transactions in which Ms. Aman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On December 13, 2011, the Board appointed Shane C. Garrison to serve as Executive Vice President, Chief Operating Officer and Chief Investment Officer of the Company, effective January 1, 2012.  Mr. Garrison, age 42, has served as Executive Vice President of the Company since October 12, 2010 and Chief Investment Officer of the Company since November 15, 2007.  Prior to that time, Mr. Garrison served as Vice President of Asset Management of Inland US Management LLC, now a subsidiary of the Company.  In this prior role, Mr. Garrison underwrote over $1.2 billion of assets acquired by the Company, and went on to spearhead the Company’s development and joint venture initiatives.  Previously, Mr. Garrison had served as head of asset management for ECI Properties, a small boutique owner of industrial and retail properties, and the general manager of the Midwest region for Circuit City, a large electronics retailer.  Mr. Garrison received his B.S. in Business Administration from Illinois State University and an MBA in Real Estate Finance from DePaul University.

There is no arrangement or understanding between Mr. Garrison and any other person pursuant to which Mr. Garrison was appointed as an officer.  There are currently no transactions in which Mr. Garrison has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Departure of Officer.

As a result of the appointment of Angela Aman as Chief Financial Officer and Treasurer of the Company, Steven P. Grimes will no longer serve as Chief Financial Officer and Treasurer of the Company, effective January 1, 2012.  Mr. Grimes will continue to serve as Chief Executive Officer and President of the Company.

The statements and certain other information contained in this report, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “consider,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INLAND WESTERN RETAIL REAL
ESTATE TRUST, INC.
(Registrant)

	By:	/s/ Dennis K. Holland
Dennis K. Holland
Executive Vice President, General
Date: December 16, 2011		Counsel and Secretary